Exhibit 99

For Immediate Release                            Rick DeLisi
May 31, 2001              Director, Corporate Communications
Page 1 of 1                                   (703) 650-6019

 Atlantic Coast Airlines Holdings, Inc. Chairman to Present
                             at
   Merrill Lynch Global Transportation Leaders Conference

Dulles, VA, (May 31, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will conduct a presentation with investors and financial analysts during the Merrill Lynch Global Transportation Leaders Conference being held in New York. The presentation is scheduled to take place Monday, June 4, 2001, at approximately 3:50pm.

A live webcast of the conference is being offered by the sponsors. It will be accessible through the following web address:

https://events.mlresearchmedia.com/ml/transportation

The   webcast  will  be  presented  simultaneous  with   the
conference only.

In addition, the slides and visuals presented at the conference will be available in the "For Investors" section of the Atlantic Coast website:

www.atlanticcoast.com

This slide presentation will remain available for one week following the conference.

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 113 aircraft and offers approximately 650 daily departures, serving 55 destinations in the U.S. and Canada.

  Atlantic Coast employs over 3,500 aviation professionals.
 The common stock of Atlantic Coast Airlines Holdings, Inc.
  is traded on the Nasdaq National Market under the symbol
                            ACAI.